UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Blue Acquisition Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2026

Blue Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42699	99-1855000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Anita Lane

Newport Beach, CA 92660-4803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 543-5060

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	BACCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BACC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination	BACCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2026, Blue Acquisition Corp, a Cayman Islands exempted company (the “Company”), issued an unsecured promissory note (the “Note”) to Dario Dino Ferrari, a member of the Company’s board of directors (the “Payee”), in total principal amount of $50,000. The proceeds of the Note, which may be drawn from time to time prior to the Maturity Date (as defined below), will be used by the Company for working capital purposes.

The Note bears no interest and is due and payable upon the earlier of (i) the consummation of the Company’s initial business combination (the “Business Combination”) and (ii) the date of liquidation of the Company (such earlier date, the “Maturity Date”). In the event that the Company does not consummate a Business Combination, the Note will be repaid only from amounts remaining outside of the Company’s trust account established in connection with the Company’s initial public offering of its securities (the “IPO”), if any.

The foregoing description is qualified in its entirety by reference to the Note, a form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure is contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Acquisition Corp.

By:	/s/ David Bauer
Name:	David Bauer
Title:	Interim Chief Executive Officer

Dated: November 3, 2026

2

Exhibit 99.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $50,000

Dated as of November 3, 2026	Newport Beach, CA

Blue Acquisition Corp., a Cayman Islands exempted company (the “Maker”), promises to pay to the order of Dario Dino Ferrari or his assigns or successors in interest (the “Payee”), or order, the principal sum of up to $50,000 in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be due and payable by the Maker (such date, the “Maturity Date”), subject to Section 12 below, upon the earlier of (a) the consummation of the Maker’s proposed initial business combination (the “Business Combination”) with Blockfusion USA, Inc., a Delaware corporation, pursuant to that Business Combination Agreement, dated as of November 19, 2025, as amended on each of March 19, 2026, May 6,2026, June 30, 2026, July 31, 2026, September 2, 2026 and September 21, 2026, by and among the Maker, Blockfusion, among other parties, and (b) the date of the liquidation of the Maker.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. The Maker and the Payee agree that the Maker may request up to $50,000 hereunder for costs reasonably related to the Maker’s working capital needs prior to the consummation of the Business Combination. The principal of this Note may be drawn down from time to time prior to the date on which the Maker consummates a Business Combination, upon request from the Maker to the Payee (each, a “Drawdown Request”) in such amounts as the Maker may determine in its discretion. The Payee shall fund each Drawdown Request no later than [five (5)] business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is the Maximum Loan Amount. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker.

4. Application of Payments. All payments received by the Payee pursuant to this Note shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including, without limitation,reasonable attorneys’ fees, and then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within one (1) business day of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (a) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (b) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (c) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the units issued in a private placement that occurred in connection with the closing of the IPO were deposited, as described in greater detail in the Maker’s Registration Statement on Form S-1 (No. 333-287281) filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker (by operation of law or otherwise) without the prior written consent of the Payee and any attempted assignment without the required consent shall be void.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Blue Acquisition Corp.

By:	/s/ David Bauer
Name:	David Bauer
Title:	Interim CEO